UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2012

OxySure Systems, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	000-54137 (Commission File Number)	71-0960725 (IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX (Address of principal executive offices)	75033 (Zip Code)

(972) 294-6450 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On May 3, 2012, the Company received fully executed agreements (“Agreements”) documenting the extension of the maturities of that certain First Landlord Note (“First Landlord Note”) and Second Landlord Note (“Second Landlord Note”) (collectively, the “Notes”), and the conversion of the Notes into common stock.

The First Landlord Note, a subordinated convertible note with a principal amount of $125,000, and the Second Landlord Note, a subordinated convertible note with a principal amount of $126,407 were issued to the Company’s landlord, Sinacola Commercial Properties, Limited (“Landlord”) on December 10, 2009. The Agreements received on May 3, 2012 provide inter alia, for the following:

(1)	With an effective date of March 30, 2012 the First Landlord Note was converted into 125,000 shares of restricted common stock at a conversion price of $1.00 per share, in accordance with the conversion provisions of the First Landlord Note;
(2)	With an effective date of March 30, 2012 the Second Landlord Note was converted into 84,271 shares of restricted common stock at a conversion price of $1.50 per share, in accordance with the conversion provisions of the Second Landlord Note; and
(3)	With an effective date of May 3, 2012, upon receipt of the fully executed Agreements the Landlord was issued with 21,819 restricted shares of common stock for no additional consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2012

OXYSURE SYSTEMS, INC.,
a Delaware corporation

/s/ Julian T. Ross
BY:	Julian T. Ross
ITS:	Chief Executive Officer, President,
Chief Financial Officer, and Secretary